SUB-ITEM 77H

As of April 30, 2009, the following person or entity now owns more than 25% of a fund's voting security:

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PERSON/ENTITY                                              FUND
       PERCENTAGE

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MFS Growth Allocation Fund                                 IAB
       25.7%
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